    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2001
                                               REGISTRATION NO. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               KINDER MORGAN, INC.
             (Exact name of registrant as specified in its charter)

                          KANSAS                     48-0290000
             (State or other jurisdiction of      (I.R.S. Employer
              incorporation or organization)     Identification No.)

                                                                           JOSEPH LISTENGART
        ONE ALLEN CENTER, SUITE 1000                                 ONE ALLEN CENTER, SUITE 1000
              500 DALLAS STREET                                            500 DALLAS STREET
            HOUSTON, TEXAS 77002                                         HOUSTON, TEXAS 77002
               (713) 369-9000                                               (713) 369-9000
 (Address, including zip code, and telephone                  (Address, including zip code, and telephone
 number, including area code, of registrant's                number, including area code, of registrant's
        principal executive offices)                                 agent for service of process)

                                   ----------

                                    Copy to:
                                 GARY W. ORLOFF
                          BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET , SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                              PHONE: (713) 221-1306
                               FAX: (713) 221-2166

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

       TITLE OF EACH CLASS OF                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
             SECURITIES            AMOUNT TO BE     OFFERING PRICE          AGGREGATE          AMOUNT OF
          TO BE REGISTERED          REGISTERED        PER UNIT(1)       OFFERING PRICE(1)  REGISTRATION FEE
       ----------------------      ------------    ----------------     -----------------  ----------------
       Common Stock..........       3,663,095            52.37             191,836,285          47,960

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the shares of common stock as reported on the New York Stock Exchange on January 29, 2001.

                                   ----------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

     SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2001

PROSPECTUS

                               KINDER MORGAN, INC.


                                3,663,095 SHARES

                                  COMMON STOCK

     The selling shareholder identified in this prospectus is offering to sell up to an aggregate of 3,663,095 shares of common stock of Kinder Morgan, Inc. We will not receive any of the proceeds from the shareholder's sale of the shares offered by this prospectus.

     Our common stock trades on the New York Stock Exchange under the symbol "KMI." The last reported sale price of shares of our common stock on February 1, 2001, as reported by the New York Stock Exchange, was $53.49 per share.

                                   ----------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

              The date of this prospectus is _______________, 2001.

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
         Kinder Morgan, Inc..........................................................       1
         Use of Proceeds.............................................................       2
         Selling Shareholder.........................................................       2
         Plan of Distribution........................................................       3
         Legal Matters...............................................................       4
         Experts.....................................................................       4
         Where You Can Find More Information.........................................       5
         Information Regarding Forward-Looking Statements............................       6

                                   ----------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SHARES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

                               KINDER MORGAN, INC.


     Kinder Morgan, Inc., a Kansas corporation, with its common stock traded on the New York Stock Exchange under the symbol "KMI", is one of the largest midstream energy companies in America, operating more than 30,000 miles of natural gas and products pipelines. It also has significant retail natural gas distribution and electric generation assets. Kinder Morgan owns the general partner interest in Kinder Morgan Energy Partners, L.P., America's largest pipeline master limited partnership, with its units traded on the New York Stock Exchange under the symbol "KMP". Kinder Morgan also holds a significant limited partnership interest in Kinder Morgan Energy Partners, L.P.

     Our principal executive offices are located at One Allen Center, Suite 1000, 500 Dallas Street, Houston, Texas, and our phone number at this address is
(713) 369-9000.

                                 USE OF PROCEEDS

     Since the shares covered by this prospectus are being sold by the selling shareholder and not us, we will not receive any proceeds from the sale of shares under this prospectus.

                               SELLING SHAREHOLDER

     The table below sets forth information relating to the ownership of our shares by the selling shareholder immediately prior to this offering and after selling the shares in the offering.


                                   BENEFICIAL OWNERSHIP                          BENEFICIAL OWNERSHIP
                                     BEFORE OFFERING                                AFTER OFFERING
                                --------------------------                      ----------------------
               NAME OF                                           NUMBER OF
         SELLING SHAREHOLDER       SHARES       PERCENTAGE    SHARES OFFERED    SHARES      PERCENTAGE
         -------------------    ------------    ----------    --------------    ------      ----------
         Thermo LLC               3,663,095          *           3,663,095        --             *

----------
* Less than one percent

     Thermo LLC has agreed to limit its sale or other transfers of shares as described below:

     In any period commencing at the opening of trading on the New York Stock Exchange on any Monday (or Tuesday in the event Monday is a trading holiday) and ending at the close of trading on the immediately succeeding Friday, the selling shareholder shall be prohibited from transferring or selling shares in excess of the greater of (i) 200,000 shares or (ii) the average weekly trading volume of our common stock on the New York Stock Exchange for the two most recently completed trading weeks prior to the week in which the selling shareholder makes such transfer or sale.

     Notwithstanding the foregoing, upon request of the selling shareholder and with our consent, not to be unreasonably withheld, the selling shareholder may transfer or sell a number of shares greater than permitted by the preceding paragraph if the transfer or sale is made by means of a block trade at a price not lower than $.25 less the trading price on the New York Stock Exchange of our common stock at the time of the selling shareholder's request hereunder.

                              PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling shareholder. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholder will bear its respective brokerage commissions and similar selling expenses, if any, attributable to the sale of its shares. All or part of the shares may be offered by the selling shareholder from time to time in transactions on the New York Stock Exchange, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The methods by which the shares may be sold or distributed may include, but not be limited to, the following:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     o an exchange distribution in accordance with the rules of such exchange;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o    privately negotiated transactions;

     o a cross or block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, in connection with which the selling shareholder may sell and deliver the shares;

     o short sales or borrowings, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

     o delivery in connection with the issuance of securities by issuers, other than us, that are exchangeable for (whether optional or mandatory), or payable in, such shares (whether such securities are listed on a national securities exchange or otherwise) or pursuant to which such shares may be distributed; and

     o    a combination of such methods of sale or distribution.

     The selling shareholder may also sell such shares in accordance with Rule 144 under the Securities Act.

     In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder or from the purchasers in amounts to be negotiated immediately prior to the sale.

     If underwriters are used in the sale, the shares will be acquired by the underwriters for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we are notified that underwriters are involved, the names of the underwriters, if any, with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a supplement to this prospectus relating to that offering. The obligations of the underwriters to purchase the shares will be subject to specified conditions, and the underwriters will be obligated to purchase all of the shares specified in such supplement if any are purchased.

     This prospectus may also be used by donees of the selling shareholder or other persons acquiring shares, including brokers who borrow the shares to settle short sales of common shares, and who wish to offer and sell such shares under circumstances requiring or making desirable its use. From time to time the selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with brokers or otherwise. Upon a default by the selling shareholder, the broker or pledgee may offer and sell the pledged shares from time to time.

     The selling shareholder and any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and any profit on the resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have advised the selling shareholder that because it may be deemed to be an underwriter, the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales.

     We have agreed to indemnify the selling shareholder and its affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The selling shareholder has agreed to indemnify us and our affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments we and our affiliates may be required to make in respect thereof based on information supplied to us by the selling shareholder.

                                  LEGAL MATTERS

     The validity of the shares offered under this prospectus has been passed upon for us by Bracewell & Patterson, L.L.P., Houston, Texas.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedule of Kinder Morgan, Inc. and subsidiaries as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, incorporated by reference in this registration statement by reference to its Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the following documents:

     o    Our annual report on Form 10-K/A filed May 23, 2000;

     o    Our annual report on Form 10-K for the year ended December 31, 1999;

     o Our quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     o    Our current report on Form 8-K filed on February 1, 2001;

     o    Our current report on Form 8-K filed on April 20, 2000;

     o    Our current report on Form 8-K filed on February 23, 2000;

     o    Our current report on Form 8-K/A filed February 7, 2000;

     o    Our current report on Form 8-K filed February 4, 2000;

     o    Our current report on Form 8-K filed January 14, 2000;

     o The description of the common stock in our registration statement on Form 8-A and any amendments or reports filed to update the description; and

     o All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the sale of all of the shares.

     You may read and copy any document we file at the SEC's public reference rooms located at:

     o    450 Fifth Street, N.W.
          Washington, D.C. 20549

     o    Seven World Trade Center
          New York, New York 10048

     o    Northwest Atrium Center
          500 West Madison Street
          Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Our SEC filings are also available to the public on the SEC's Web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We will provide a copy of the filings and any exhibits specifically incorporated by reference in these filings at no cost, upon request directed to us at the following address and telephone number:

          Kinder Morgan, Inc.
          One Allen Center, Suite 1000
          500 Dallas Street
          Houston, Texas 77002
          (713) 369-9000

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results of our operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

     o our ability and Kinder Morgan Energy Partners' ability to integrate any acquired operations into our existing operations;

     o we may be unable to adapt to changes in the competitive environment in the natural gas and electric industries and, in particular, to anticipate increased competition in the Chicago natural gas market from Canadian pipeline operators;

     o changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies may adversely affect our business or ability to compete;

     o our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, place Kinder Morgan at a competitive disadvantage compared to its competitors that have less debt or have other adverse consequences;

     o    commodity risk in the natural gas processing business;

     o weather risks for our local distribution companies, intrastate and interstate pipelines;

     o other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings;

     o price trends and overall demand for natural gas liquids, refined petroleum products, carbon dioxide, and coal in the United States. Economic activity, weather, alternative energy sources, conservation and technological advances may affect price trends and demand;

     o if the Federal Energy Regulatory Commission or the California Public Utilities Commission changes the tariff rates applicable to Kinder Morgan Energy Partners' pipelines;

     o if railroads experience difficulties or delays in delivering products to Kinder Morgan Energy Partners' bulk terminals;

     o our ability and Kinder Morgan Energy Partners' ability to successfully identify and close strategic acquisitions and make cost saving changes in operations; and

     o shut-downs or cutbacks at major refineries, petrochemical plants, utilities, military bases or other businesses that use Kinder Morgan Energy Partners' services.

     You should not put undue reliance on any forward-looking statements.

     In addition, Kinder Morgan Energy Partners' classification as a partnership for federal income tax purposes means that generally it does not pay federal income taxes on its net income. Kinder Morgan Energy Partners does, however, pay taxes on the net income of subsidiaries that are corporations. Kinder Morgan Energy Partners relies on a legal opinion from its counsel, and not a ruling from the IRS, as to its proper classification for federal income tax purposes. If Kinder Morgan Energy Partners were to be classified as a corporation for tax purposes, its tax payment would decrease the amount of cash available for distribution to its partners, including Kinder Morgan G.P., thus limiting the ability of Kinder Morgan G.P. to make distributions to us.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be incurred by Kinder Morgan, Inc. in connection with the distribution of the shares being registered. All amounts except the registration fee are estimated.

      Registration Fee....................................    $    47,960
      Legal Fees and Expenses.............................         20,000
      Accounting Fees.....................................         25,000
      Listing Fees........................................         10,000
      Miscellaneous.......................................          7,040
                                                              -----------
                Total.....................................    $   110,000
                                                              ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-6305 of the Kansas General Corporation Code provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Ninth of our articles of incorporation requires us to provide substantially the same indemnification of our directors and officers as that authorized by Kansas General Corporation Code.

     We have insurance policies which, among other things, include liability insurance coverage for directors and officers, with a $200,000 corporation reimbursement deductible clause, under which directors and officers are covered against "loss" arising from any claim or claims which may be made against a director or officer by reason of any "wrongful act" in their respective capacities as directors and officers. "Loss" is defined so as to exclude, among other things, fines or penalties, as well as matters deemed uninsurable under the law pursuant to which the policy is to be construed. "Wrongful act" is defined to include any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission done or wrongfully attempted. The policy also contains other specific definitions and exclusions and provides an aggregate of more than $20,000,000 of insurance coverage.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

         EXHIBIT
         NUMBER               DESCRIPTION OF EXHIBIT

         4.1 Restated Articles of Incorporation of Kinder Morgan - incorporated by reference to Exhibit 3(a) to Kinder Morgan's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         4.2 Certificate of Amendment to the Restated Articles of Incorporation of Kinder Morgan as filed on October 7, 1999, with the Secretary of State of Kansas - incorporated by reference to Exhibit 3.1 to Kinder Morgan's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

         4.3 Bylaws of Kinder Morgan as amended to October 7, 1999 - incorporated by reference to Exhibit 3.2 to Kinder Morgan's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

         4.4 Rights Agreement dated as of August 21, 1995, between Kinder Morgan and The Bank of New York, as Rights Agent - incorporated by reference to
                              Exhibit 1 to Kinder Morgan's Form 8-A Registration Statement dated August 21, 1995.

         4.5 Amendment No. 1 to Rights Agreement dated as of September 8, 1998 between Kinder Morgan and The Bank of New York, as Rights Agent - incorporated by reference to Exhibit 10(cc) to Kinder Morgan's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         4.6 Amendment No. 2 to Rights Agreement of the Company dated July 8, 1999, between the Company and First Chicago Trust Company of New York, as successor-in-interest to The Bank of New York, as Rights Agent - incorporated by reference to
                              Exhibit 4.1 to Kinder Morgan's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

         5* Opinion of Bracewell & Patterson, L.L.P. as to the legality of the securities being offered.

         23.1*                Consent of Bracewell & Patterson, L.L.P.
                              (included in their opinion filed as Exhibit 5 hereto).

         23.2*                Consent of PricewaterhouseCoopers LLP.

         23.3*                Consent of Arthur Andersen LLP.

         24*                  Powers of attorney.


----------
* Filed herewith.

     (b) Financial Statement Schedules

     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

     (c) Reports, Opinions, and Appraisals

     The following reports, opinions, and appraisals are included herein.

     None

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 1, 2001.

                               KINDER MORGAN, INC.



                               By: /s/ Joseph Listengart
                                  ----------------------------------------------
                                  Joseph Listengart
                                  Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the indicated capacities on February 1, 2001


/s/ Edward H. Austin, Jr.*                                  Director
-------------------------------------------------------
Edward H. Austin, Jr.

/s/ Charles W. Battey*                                      Director
-------------------------------------------------------
Charles W. Battey

/s/ Stewart A. Bliss*                                       Director
-------------------------------------------------------
Stewart A. Bliss

/s/ Ted A. Gardner*                                         Director
-------------------------------------------------------
Ted A. Gardner

/s/ William J. Hybl*                                        Director
-------------------------------------------------------
William J. Hybl

/s/ Richard D. Kinder                                       Chairman, Chief Executive Officer and
-------------------------------------------------------     Director (Principal Executive Officer)
Richard D. Kinder

/s/ William V. Morgan                                       Vice Chairman, President and Director
-------------------------------------------------------
William V. Morgan

/s/ Edward Randall, III*                                    Director
-------------------------------------------------------
Edward Randall, III

/s/ Fayez Sarofim*                                          Director
-------------------------------------------------------
Fayez Sarofim

/s/ C. Park Shaper                                          Vice President and Chief Financial Officer
-------------------------------------------------------     (Principal Financial and Accounting Officer)
C. Park Shaper

/s/ H. A. True, III*                                        Director
-------------------------------------------------------
H. A. True, III

*By: /s/ Joseph Listengart
    ------------------------------------
    Joseph Listengart
(Attorney-in-fact for the persons indicated)

                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER               DESCRIPTION
         -------              -----------
         4.1                  Restated Articles of Incorporation of Kinder
                              Morgan - incorporated by reference to Exhibit 3(a)
                              to Kinder Morgan's Annual Report on Form 10-K for
                              the fiscal year ended December 31, 1994.

         4.2 Certificate of Amendment to the Restated Articles of Incorporation of Kinder Morgan as filed on October 7, 1999, with the Secretary of State of
                              Kansas - incorporated by reference to Exhibit 3.1 to Kinder Morgan's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

         4.3                  Bylaws of Kinder Morgan as amended to October 7,
                              1999 - incorporated by reference to Exhibit 3.2 to Kinder Morgan's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

         4.4 Rights Agreement dated as of August 21, 1995, between Kinder Morgan and The Bank of New York, as
                              Rights Agent - incorporated by reference to
                              Exhibit 1 to Kinder Morgan's Form 8-A Registration
                              Statement dated August 21, 1995.

         4.5                  Amendment No. 1 to Rights Agreement dated as of
                              September 8, 1998 between Kinder Morgan and The
                              Bank of New York, as Rights Agent - incorporated by reference to Exhibit 10(cc) to Kinder Morgan's
                              Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         4.6 Amendment No. 2 to Rights Agreement of the Company dated July 8, 1999, between the Company and First
                              Chicago Trust Company of New York, as
                              successor-in-interest to The Bank of New York, as Rights Agent - incorporated by reference to
                              Exhibit 4.1 to Kinder Morgan's Quarterly Report on
                              Form 10-Q for the fiscal quarter ended September
                              30, 1999.

         5* Opinion of Bracewell & Patterson, L.L.P. as to the legality of the securities being offered.

         23.1*                Consent of Bracewell & Patterson, L.L.P.
                              (included in their opinion filed as Exhibit 5 hereto).

         23.2*                Consent of PricewaterhouseCoopers LLP.

         23.3*                Consent of Arthur Andersen LLP.

         24*                  Powers of attorney.

----------

* Filed herewith.